As filed with the Securities and Exchange Commission on April 26, 2002

                                              Registration No.__________________
    ------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT of 1933

                         IDAHO CONSOLIDATED METALS CORP.
             (Exact name of registrant as specified in its charter)

  British Columbia, Canada                                82-0465571
(Jurisdiction of incorporation              (I.R.S. Employer Identification No.)
     or organization)

                           Suite 225 - 4299 Canada Way
                        Burnaby, British Columbia V5G 1H3
                                     Canada

              Idaho Consolidated Metals Incentive Stock Option Plan
              -----------------------------------------------------
                            (Full title of the plan)

                                Kenneth A. Scott
                       c/o Idaho Consolidated Metals Corp.
                           Suite 225 - 4299 Canada Way
                        Burnaby, British Columbia V5G 1H3
                                     Canada
                                 (604) 434-9974
             (Name, address including zip code and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Jonathan C. Guest, Esq.
                           PERKINS, SMITH & COHEN, LLP
                                 1 Beacon Street
                                Boston, MA 02108
                                 (617) 854-4000
                 (Name and address of authorized representative
                              in the United States)
    ------------------------------------------------------------------------
                                  Exhibit Index on Sequentially Numbered Page: 8

                        CALCULATION OF REGISTRATION FEE
    ------------------------------------------------------------------------

                                                    Proposed              Proposed
                                                    Maximum                Maximum
       Titles of                Amount              Offering              Aggregate            Amount of
     Securities to               to be               Price                Offering            Registration
     be Registered            Registered           Per Share              Price (1)               Fee

Common Shares (2)         6,141,000 Shares         Cdn$ 0.60           US$ 2,408,989(3)
                                                                           ---------
                            445,442 shares         Cdn$ 0.60           US$   170,395(4)
                                                                           ---------
        Totals:           6,586,442 Shares                             US$ 2,579,384         US$    237
                          =========                                        =========         ==========

(1) The US $ amounts are based on the exchange rate of US $1.00 to Cdn $0.6376, the noon buying rate as reported by the Federal Reserve Bank of New York on April 24, 2002 for all transfers in foreign currencies as certified for customs purposes.

(2) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution Provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, on the basis of the actual prices at which the options may be exercised.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low prices as reported by the Canadian Venture Exchange on April 23, 2002.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    Plan Information.

           Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

           Omitted pursuant to the instructions and provisions of Form S-8.

           Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "1933 Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents filed by Idaho Consolidated Metals Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

           (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001.

           (b) All other reports filed by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2001.

           All documents subsequently filed with the Commission by the Registrant pursuant to the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interest of Named Experts and Counsel.

           The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Gowling Lafleur Henderson LLP. Neither it nor any of its partners has any interest in the Plan.

Item 6.    Indemnification of Directors and Officers.

Under the British Columbia Company Act (the "BCCA"), a corporation may, with the approval of the court, indemnify a present or former director or officer to such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

In accordance with the BCCA, the Articles of the Registrant, a copy of which is incorporated herein by reference to the Registrant's Annual report on Form 10-KSB for the year ended December 31, 1997, indemnify a director or officer of the Registrant, a former director or officer of the Registrant or any person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he has been made a party by reason of being or having been a director or officer of the Registrant or such body corporate.

A policy of directors' and officers' liability insurance is maintained by the Registrant which (a) indemnifies Registrant for obligations it incurs for indemnification of its Directors and officers, and (b) indemnifies Directors and officers of Registrant for losses, costs and expenses incurred by them in certain actions brought against them in connection with their acts as Directors or officers for which they are not indemnified by Registrant.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

Exhibit             Description
Identification      of Exhibit

1.  Exhibit 3(i)    Memorandum and Articles of Incorporation as amended by
                    Special resolution on June 24, 1996 (incorporated herein by reference to the Registrant's Annual report on Form 10-KSB for the year ended December 31, 1997)

2.  Exhibit 5.1     Opinion of Gowling Lafleur Henderson LLP,
                    Canadian Counsel [filed herewith]

3.  Exhibit 8       Idaho Consolidated Metals Corp. Incentive Stock
                    Option Plan [filed herewith]

4.  Exhibit 23.1    Consent of Gowling Lafleur Henderson LLP,
                    Canadian Counsel (included in Exhibit 5.1)

5.  Exhibit 23.2    Consent of PricewaterhouseCoopers LLP,
                    accountants [filed herewith]

6.  Exhibit 24      Power of Attorney (included as part of the
                    Signature page to this Registration Statement)

7.  Exhibit Index appearing on Page 8 of the Form S-8.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant, Idaho Consolidated Metals Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada on this 25th day of April, 2002.


                                  By:  /s/ John E. Andrews
                                       -------------------
                                           John E. Andrews
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

       We, the undersigned officers and directors of Idaho Consolidated Metals Corp., hereby severally constitute and appoint John E. Andrews our true and lawful attorney, with full power to him, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Idaho Consolidated Metals Corp. to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and all amendments thereto.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                               Date

/s/ John E. Andrews           President, Chief Executive          April 25, 2002
-------------------           Officer and Director
    John Andrews              (Principal Executive Officer)

/s/ Kenneth A. Scott          Chief Financial Officer             April 25, 2002
--------------------          (Principal Financial and
    Kenneth A. Scott          Accounting Officer)

/s/ Delbert W. Steiner        Director                            April 25, 2002
----------------------
    Delbert W. Steiner

/s/ Theodore Tomasovich       Director                            April 25, 2002
-----------------------
    Theodore Tomasovich

/s/ James W. Ashcroft         Director                            April 25, 2002
-------------------------
    James W. Ashcroft

                                INDEX OF EXHIBITS


Exhibit Identification             Description of Exhibit

1.     Exhibit 3(i)                Memorandum and Articles of Incorporation as
                                   amended by Special resolution on June 24, 1996 (incorporated herein by reference to the Registrant's Annual report on Form 10-KSB for the year ended December 31, 1997)

2.     Exhibit 5.1                 Opinion of Gowling Lafleur Henderson LLP,
                                   Canadian Counsel [filed herewith]

3.     Exhibit 8                   Idaho Consolidated Metals Corp. Incentive
                                   Stock Option Plan [filed herewith]

4.     Exhibit 23.1                Consent of Gowling Lafleur Henderson LLP,
                                   Canadian Counsel (included in Exhibit 5.1)

5.     Exhibit 23.2                Consent of PricewaterhouseCoopers LLC,
                                   accountants [filed herewith]

6.     Exhibit 24                  Power of Attorney (included as part of the
                                   Signature page to this Registration
                                   Statement)